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                                                                     Exhibit 1.2

                                                                  Execution Copy

                     COMPASS AUTO RECEIVABLES TRUST 1998-A


     $127,235,000 CLASS A-1              5.659% ASSET BACKED NOTES

     $81,700,000 CLASS A-2               5.709% ASSET BACKED NOTES

     $170,445,000 CLASS A-3              5.900% ASSET BACKED NOTES


                      ASSET BACKED SECURITIES CORPORATION
                                    Company

                             UNDERWRITING AGREEMENT
                             ----------------------

                                 June 24, 1998

Credit Suisse First Boston Corporation,
     as Representative (the "Representative") of the Several Underwriters named herein
11 Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

     1. Introduction. Asset Backed Securities Corporation, a Delaware corporation (the "Company") has previously filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of asset backed notes and/or asset backed certificates. The Company proposes to cause Compass Auto Receivables Trust 1998-A (the "Trust") to issue and sell $127,235,000 principal amount of its 5.659% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $81,700,000 principal amount of its 5.709% Class A-2 Asset Backed Notes (the "Class A-2 Notes") and $170,445,000 principal amount of its 5.900% Class A-3 Asset Backed Notes (the "Class A-3 Notes and together with the Class A-1 Notes and Class A-2 Notes, the "Notes") to the several underwriters named in Schedule I attached hereto (the "Underwriters"). The Trust will also issue $22,080,879 6.650% Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities") which will be retained by the Compass Auto Receivables Corporation ("Compass Auto"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles and light trucks financed thereby (the "Financed Vehicles"), and certain monies received thereunder on or after June 1, 1998 (the "Cutoff Date"), (including payments on the Receivables allocated to principal on and after the Cutoff Date and payments on the Receivables allocated to interest on and after July 1, 1998) and the other property and the
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proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing
Agreement to be dated as of the Closing Date (the "Sale and Servicing Agreement") among the Trust, the Company, Compass Bank, an Alabama state banking corporation ("Compass Bank"), as servicer (the "Servicer") and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Company will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. The Notes will be issued pursuant to the Indenture to be dated as of the Closing Date (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Chase Manhattan Bank (the "Trustee"). The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to an Amended and Restated Declaration of Trust (the "Trust Agreement") to be dated as the Closing Date, among the Company, Compass Auto and The Bank of New York Trust Company of Florida, N.A., as owner trustee (the "Owner Trustee").

     The Receivables were originated or acquired by Compass Bank, an Alabama state banking corporation and Compass Bank, a Texas state bank (each a "Seller" and together, the "Sellers"). The Sellers will transfer the Receivables owned by it to Compass Auto pursuant to the terms of a First Tier Receivables Purchase Agreement (the "First Tier Receivables Purchase Agreement") to be dated as of the Closing Date among the Sellers and Compass Auto. Compass Auto will sell the Receivables to the Company pursuant to the terms of a Second Tier Receivables Purchase Agreement (the "Second Tier Receivables Purchase Agreement") dated as of June 24, 1998 among the Sellers, the Company and Compass Auto.

     Capitalized terms used and not otherwise defined herein shall have the meanings given them in the preliminary prospectus or, if not defined therein, as defined in the Sale and Servicing Agreement. As used herein, the term "Basic Documents" refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, First Tier Receivables Purchase Agreement, Second Tier Receivables Purchase Agreement and Note Depository Agreement.

     2. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof as follows:

          (a) A registration statement on Form S-3 (No. 333-359), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering of asset backed notes and asset backed certificates from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. Such registration statement, as amended, and the prospectus and related prospectus supplement that the Company has filed with the Commission pursuant to Rule 424(b) relating to the sale of the Notes, as from time to time amended or supplemented (including any prospectus relating

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     to the Notes filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations")), including all documents incorporated therein by reference relating to the Notes, are respectively referred to as the "Registration Statement" and the "Base Prospectus"; provided, however, that a supplement to such Base Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the Notes (any such supplement for the Notes, together with the Base Prospectus, the "Prospectus"). The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

          (b) The Registration Statement, on the Effective Date, and the Base Prospectus, as of the date of the related Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date such Base Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include and will not include, any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriters was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. The two immediately preceding sentences do not apply to statements or omissions from either of such documents based upon written information (including Computational Materials (as such term is defined in Section 8(a)) furnished to the Company by any Underwriter specifically for use therein.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

          (d) The Basic Documents conform, or will conform as of the Closing Date, to the description thereof contained in the Registration Statement and the Prospectus. The Notes, when duly and validly executed by the Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture. The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in

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     accordance with the Trust Agreement will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (e) The execution and delivery by the Company of this Agreement and the Basic Documents to which it is a party are within the corporate power of the Company and have been, or will have been on the Closing Date, duly authorized by all necessary corporate action on the part of the Company; and neither the execution and delivery by the Company of such instruments, nor the consummation by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Company, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (f) At the date thereof, the Basic Documents to which the Company is a party will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

          (g) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Basic Documents has been or will be taken or obtained on or prior to the Closing Date.

          (h) The Company's assignment and delivery of the Receivables to the Trust on the Closing Date will vest in the Trust all the Sellers' right, title and interest therein, or will result in a first priority perfected security interest therein, in either case subject to no prior lien. The Trust's assignment of the Collateral to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien.

          (i) At the Closing Date, the Receivables included in the Trust will meet the criteria for selection described in the Prospectus, and will conform in all material respects to the representations and warranties with respect thereto set forth in the First Tier Receivables Purchase Agreement and assigned to the Trust pursuant to the Sale and Servicing Agreement.

                                       4
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          (j)  The Trust is not an "investment company" and is not required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I hereto at a purchase price equal to "Price %" as specified on Schedule II hereto.

          The Company agrees to cause the Trust to deliver the Notes to the Representative for the account of the Underwriters, against payment of the purchase price to or upon the order of the Company by wire transfer or check in Federal (same day) Funds, at the office Mayer, Brown & Platt, Chicago, Illinois, at 10:00 a.m., Chicago time on June 30 1998, or at such other time not later than seven full business days thereafter as the Representative and the Company, on behalf of the Trust, determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Basic Documents.

     4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus.

     5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) Immediately following the execution of this Agreement, the Company will prepare a supplement to the Base Prospectus setting forth the amount of Notes and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, from the Company, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Company deem appropriate in connection with the offering of such Notes, but the Company will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly after receipt thereof, the Company will, during such period, immediately advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or

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     preventing, or threatening to suspend or prevent, the offer and sale of the
     Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets (each as defined in Section 8 below) or Collateral Term Sheets (as defined in Section 9 below) incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriters pursuant to Section 8(a) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriters pursuant to Section 9(a) hereof which are required to be filed in accordance therewith.

          (c) The Company will cause any Computational Materials and any Structural Term Sheets with respect to the Notes that are delivered by an Underwriter to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 on the business day immediately following the date on which this Agreement is executed and delivered. The Company will cause any Collateral Term Sheet with respect to the Notes that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by an Underwriter prior to 10:30 a.m. New York time In addition, if at any time prior to the availability of the related Prospectus, an Underwriter has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Representative and the Company, a material change in the characteristics of the Receivables from those on which a Collateral Term Sheet with respect to the Notes previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by a Underwriter to the Company in accordance with the provisions of Section 9 hereof to be filed with the Commission on a Current Report in accordance with Section
     10. Each such Current Report shall be incorporated by reference in the related Prospectus and the related Registration Statement.

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          (d)  The Company will cause the Trust to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Notes (each, a "Noteholder") at any time during such year, such information as the Company deems necessary or desirable to assist Noteholders in preparing their federal income tax returns.

          (e) The Company will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Notes, in each case as soon as available, and in such quantities as the Representative reasonably requests.

          (f) The Company will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Company, the Sellers, nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (g) The Company will, while the Notes are outstanding, furnish to the Representative, and upon request of each other Underwriter, information with respect to the Trust or the Receivables, as the Representative or any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Representative and the Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with the offering and the qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes and, to the extent previously agreed upon with the Representative, the expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriters.

          (i) The Company will file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required by the Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made pursuant to the

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provisions thereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representative shall have received letters dated the date of this Agreement, in form and substance acceptable to the Representative and its counsel, prepared by independent certified public accountants acceptable to the Representative and its counsel, (i) regarding the numerical information contained in the Prospectus and (ii) relating to certain agreed upon procedures as specified by the Representative.

          (b) The Representative and each Underwriter shall have received a copy of the Prospectus.

          (c) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (d) The Class A-1 Notes shall be rated "P-1" by Moody's Investors Service, Inc. ("Moody's") and "A-1+" by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). The Class A-2 and Class A-3 Notes shall be rated "Aaa" by Moody's and "AAA" by S&P.

          (e) The Representative shall have received an opinion of counsel or counsels for the Company, dated the Closing Date, substantially to the effect that:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of New York.

               (ii) The Company has requisite corporate power and corporate authority to enter into this Agreement and the Basic Documents to which it is a party.

               (iii) The execution, delivery and performance of this Agreement and the Basic Documents to which the Company is a party do not conflict with the Certificate of Incorporation or the By-laws of the Company and, to the knowledge of such counsel, (A) do not conflict with or violate or constitute a material breach of, or constitute a default under, any material written contract, indenture, undertaking, or other agreement or instrument by which the Company is now bound or to which it is now a party, and (B) do not conflict with or violate any order, writ, injunction or decree of any court or governmental authority against the Company.

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               (iv)   This Agreement and the Basic Documents to which the
          Company is a party have been authorized by all necessary corporate action on the part of the Company and have been fully executed and delivered by the Company.

               (v) To the knowledge of such counsel, no authorization, consent, approval of or other filing with any New York State or federal governmental authority, that has not been obtained or made, is required for the execution of, delivery of or performance by the Company of any material obligation under the Basic Documents to which it is a party or the Securities; provided however that, such counsel need not express an opinion with respect to (i) any authorization, consent, approval or any filing which may be required under the Securities Act of 1933, as amended, or any state securities laws, or
          (ii) the creation or perfection of any security interest in the Receivables or the Financed Vehicles.

               (vi) The Registration Statement (except information of an accounting, financial or statistical nature included therein, as to which we do not express any opinion) and the Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder. In passing upon the form of the Registration Statement, such counsel may assume the correctness and completeness of the statements made therein and take no responsibility therefor, except insofar as such statements relate to them.

               (vii) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.


               (viii) The Registration Statement, on the day it became effective, and the Base Prospectus, as of the date of the Prospectus Supplement conformed in all material respects to the requirements of the Act and the Rules and Regulations.

          (f) The Representative shall have received an opinion of counsel to the Sellers, addressed to the Underwriters and the Company, dated the Closing Date, substantially to the effect that the statements in the Prospectus Supplement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not render any opinion with respect to any financial or statistical information contained therein).

          (g) The Representative shall have received from Stroock & Stroock & Lavan LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the existence of the Company, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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          (h)  The Representative shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Company as the Representative may request, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Company; and (v) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement.

          (i) The Representative shall have received letters dated the Closing Date from counsel rendering opinions to either Rating Agency, to the effect that the Representative may rely upon their opinion to such rating organization, as if such opinion were rendered to the Representative.

          (j) The Representative shall have received copies of all documents, certificates, legal opinions and accountant's letters delivered to the Company pursuant to the Second Tier Receivables Purchase Agreement in form and substance satisfactory to the Representative and with the legal opinions and accountant's letters addressed to the Representative or accompanied by a letter entitling the Representative to rely thereon.

          (k) The Company will furnish the Representative with such copies of such other opinions, certificates, letters and documents as the Representative reasonably requests.

     7.   Indemnification.

          (a) The Company will indemnify and hold harmless the Representative and each Underwriter and each person, if any, who controls the Representative or such Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Representative or such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Representative and each Underwriter and each such

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     controlling person for any legal or other expenses reasonably incurred by the Representative or such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents (A) in reliance upon and in conformity with written information furnished to the Company by the Representative or the relevant Underwriter specifically for use therein, or (B) in any Computational Materials or ABS Term Sheets furnished to prospective investors by the Underwriters or any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a "Receivable Pool Error") in the information concerning the characteristics of the Receivables furnished by the Seller or the Company to the Representative or any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter agrees, severally, and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company to each Underwriter, but only with reference to (A) written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity (the "Underwriter Information"), or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by such Underwriter, including any Computational Materials or ABS Term Sheets that are furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement, or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Receivable Pool Error, other than a Receivable Pool Error that had been corrected and such corrected information had been provided to the Underwriters); provided, however, that in no event shall an Underwriter be liable to the Company under this paragraph (b) with respect to the material described in clause (B) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the offering of the Notes. This indemnity agreement will be in addition to any liability that the Representative or such Underwriter may otherwise have. The Company acknowledges that, for purposes of this Section, the statements set forth in the Prospectus regarding stabilization allocation of Notes between Underwriters and concessions, under the heading "Underwriting" with respect to the Notes to be purchased by the Underwriters, constitute the only information furnished to the Company by the Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     8.   Computational Materials and Structural Term Sheets.

          (a) Each Underwriter agrees to provide to the Company no less than two business days prior to the date on which the Prospectus is proposed to be filed pursuant to Rule 424(b) under the Act, for the purpose of permitting the Company to comply with the filing requirement set forth in
     Section 5(a), all information (in such written or electronic format as required by the Company) with respect to the Notes which constitutes "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letters (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"), such delivery to be made not later than 10:30 a.m. New York on the business day immediately following the date on which such Computational Materials or Structural Term Sheets was first delivered to a prospective investors in the Notes. Each delivery of Computational Materials and Structural Term Sheets to the Company pursuant to this paragraph (a) shall be effected in accordance with Section 10.

     (b) Each Underwriter represents and warrants to and agrees with the Company, as of the date hereof and as of the Closing Date, that:

          (i) the Computational Materials furnished to the Company by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Notes in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

          (ii) the Structural Term Sheets furnished to the Company by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Notes in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter; and

          (iii) on the date any such Computational Materials or Structural Term Sheets with respect to the Notes (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Receivable Pool Error.

     9.   Collateral Term Sheets.

          (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Notes, the Underwriters shall notify the Company and its counsel by telephone of their intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Notes, the Underwriters shall deliver to the Company one complete copy of all materials provided by the Underwriters to prospective investors in such Notes which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph (a) shall be effected in accordance with Section 10. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter making such delivery shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the Notes, shall indicate whether such materials differ in any material respect from any

     Collateral Term Sheets previously delivered to the Company with respect to the Notes pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Receivables.

          (b) Each Underwriter represents and warrants to and agrees with the Company as of the date of this Agreement and as of the Closing Date, that:

               (i) The Collateral Term Sheets furnished to the Company by such Underwriter pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the Notes in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter; and

               (ii) On the date any such Collateral Term Sheets with respect to the Notes were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Receivable Pool Error.

          (c) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by any Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Receivable Pool Error.

     10. Delivery and Filing of Current Reports, Collateral Term Sheets, Structural Term Sheets.

          (a) Any Current Report, Collateral Term Sheet or Structural Term Sheet that is required to be delivered by the Underwriter to the Company hereunder shall be effected by the delivery of one copy to counsel for the Company and, if requested, one copy in computer readable format to the Financial Printer on or prior to 10:30 a.m. on the date so specified herein.

          (b) The Company shall cause its counsel or the Financial Printer to file with the Commission any such Current Report, Collateral Term Sheet or Structural Term Sheet within one business day immediately following the delivery thereof pursuant to the preceding subsection. The Company shall use its best efforts to cause any such Current Report, Collateral Term Sheet or Structural Term Sheet to be so filed prior to 4:00 p.m., New York time, on such business day and will promptly advise the Representative of such filing.

     11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Notes hereunder and the aggregate principal amount of such Notes which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Notes which they committed to purchase in accordance with the terms hereunder. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, except as provided in
Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     12. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Underwriters if at any time on or prior to the Closing Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Company, or for the winding up or liquidation of the affairs of the Seller or the Company; (c) there shall have been the consent by the Seller or the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Company or of or relating to substantially all of the property of the Seller or the Company; (d) any purchase and assumption agreement with respect to the Sellers, Compass Auto or the Company of substantially all of the assets and properties of the Seller or the Company shall have been entered into; or (e) a Termination Event (as defined below) shall have occurred. The termination of the Company's obligations hereunder shall not terminate the Company's rights hereunder or its right to exercise any remedy available to it at law or inequity.

          A "Termination Event" means the existence of any one or more of the following conditions:

          (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

          (b) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, regulatory situation or business prospects of either Seller or the Company reasonably determined by the Representative to be material; or

          (c) subsequent to the date of this Agreement there shall have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Compass Bancshares Inc. on any exchange or in the over-the-counter market; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

     13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for Notes.

     If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g), and the obligations of the Company and the Underwriters pursuant to Sections 7 and 8 shall remain in effect.

     14. Notices. All communications hereunder will be in writing and, if sent to an Underwriter will be mailed, delivered or telegraphed and confirmed to the Representative at 11 Madison Avenue, New York, New York 10010 or if sent the Company, will be mailed, delivered or telegraphed and confirmed to it at 11 Madison Avenue, New York, New York 10010 Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

     15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 7 and 8, and their successors and assigns, and no other person will have any right or obligations hereunder.

     16. Third-party beneficiary. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Compass Auto and the Sellers to the extent, and subject to the same procedures, that the Company is indemnifying Compass Auto and the Sellers pursuant to Section 4.3 of the Second Tier Receivables Purchase Agreement, provided that such indemnification shall be limited to untrue statements or alleged untrue statements of any material fact contained in the Prospectus Supplement that constitute Underwriter Information. The parties agree that Compass Auto and the Sellers are intended third-party beneficiaries of this Section 16.

     17. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement and any action taken by the Representative under this Agreement will be binding upon all the Underwriters for.

     18. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Company, the Representative and the other Underwriters, in accordance with its terms.

                              Very truly yours,

                              ASSET BACKED SECURITIES CORPORATION,

                              as Company

                              By: /s/ Philip Weingord
                                  --------------------------------
                                  Name:  Philip Weingord
                                  Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION,
as Representative

By: /s/ Philip Weingord
    --------------------------------
    Name:  Philip Weingord
    Title: Managing Director

                                   SCHEDULE I


                                                                  Initial Principal
                                                                     Balance of
Underwriter                                                        Class A-1 Notes
Credit Suisse First Boston Corporation...........                  $ 63,618,000
Goldman, Sachs & Co..............................                    63,617,000
                                                                   ------------
Total                                                              $127,235,000

                                                                  Initial Principal
                                                                     Balance of
Underwriter                                                        Class A-2 Notes

Credit Suisse First Boston Corporation...........                  $ 40,850,000
Goldman, Sachs & Co..............................                    40,850,000
                                                                   ------------
Total                                                              $ 81,700,000

                                                                  Initial Principal
                                                                     Balance of
Underwriter                                                        Class A-3 Notes

Credit Suisse First Boston Corporation...........                    85,223,000
Goldman, Sachs & Co..............................                    85,222,000
                                                                   ------------
Total                                                              $170,445,000

                                  SCHEDULE II

                    Original
                    Principal      Investor   Investor
Security            Balance $      Price %    Price $           Price %    Price $            Rate %

Class A-1 Notes     127,235,000       100%    $127,235,000.00   99.85%     $127,064,147.50    5.659%
Class A-2 Notes      81,700,000       100%    $ 81,700,000.00   99.65%     $ 81,414,050.00    5.709%
Class A-3 Notes     170,445,000    99.875%    $170,231,943.75  99.375%     $169,379,718.75    5.900%


Total Price to Public:    $379,166,943.75
Total Price to Seller:     377,837,916.25
Underwriting Discounts
 and Commissions:         $  1,329,027.50